UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2012

THE PROVIDENCE SERVICE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-34221	86-0845127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

64 East Broadway Blvd., Tucson, Arizona 85701

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (520) 747-6600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)	Resignation of Chief Executive Officer

Fletcher J. McCusker, Chief Executive Officer and Chairman of the Board of Directors (the “Board”) of The Providence Service Corporation (“Providence”), will retire as an employee of Providence effective December 31, 2012 to pursue other interests. As part of Mr. McCusker’s retirement, he has also stepped down as Chief Executive Officer, Chairman of the Board and as a director effective November 19, 2012.

In connection with Mr. McCusker’s retirement, Providence and Mr. McCusker have entered into a Memorandum of Agreement (the “McCusker Memorandum of Agreement”), dated November 19, 2012, which provides for Mr. McCusker’s resignation from the Board and as Chief Executive Officer effective November 19, 2012, and from employment with Providence effective December 31, 2012. Under the McCusker Memorandum of Agreement, Mr. McCusker’s cessation of employment with Providence will be treated as a “termination without Cause” for the purposes of Mr. McCusker’s Amended and Restated Employment Agreement with Providence, dated as of May 17, 2011. As such, Mr. McCusker will be entitled to a lump sum payment in the amount of 150% of his current base salary, subject to Mr. McCusker entering into a General Release in favor of Providence.

The preceding description of the McCusker Memorandum of Agreement is qualified in its entirety by reference to the text of the McCusker Memorandum of Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

(b)	Appointment of Chief Executive Officer

The Board appointed Warren Rustand, Providence’s Lead Director, as interim Chief Executive Officer, effective November 19, 2012. Mr. Rustand has served as Providence’s director since May 2005, and Providence’s Lead Director since January 2007. As part of the changes in management and Board composition, Mr. Rustand has stepped down as Lead Director. Since January 2004, Mr. Rustand has served as managing director of SC Capital Partners LLC, an investment banking group which includes corporate advisory services, a private equity fund, and capital sourcing, with a focus on the microcap market. Since January 2001, he has served as the Chief Executive Officer of Summit Capital Consulting, a firm which specializes in the development of small to midsize companies by sourcing, and structuring, financial and human capital resources for the organization. Mr. Rustand has served as a member of the board of directors for over 40 public, private, and not-for-profit organizations. The range of these organizations is from multibillion dollar public companies, to midsize, early stage, and startup companies. From 1996-1998 Mr. Rustand was chairman and Chief Executive Officer of Rural/Metro Corporation, a medical transportation company. Mr. Rustand received a bachelor degree and master degree from the University of Arizona in 1965 and 1972, respectively.

There are no family relationships between Mr. Rustand and any director or officer of Providence.

Providence uses CBIZ Benefits and Insurance Services, Inc. (“CBIZ”), a subsidiary of CBIZ, Inc., to administer and consult on its self-insured employee health benefits, 401(k) and deferred compensation plans. For 2011, CBIZ and its subsidiaries received approximately $657,000, consisting of fees of approximately $503,000 paid by Providence and commissions of approximately $154,000 paid by third parties related to business with Providence. Eric Rustand, Mr. Rustand’s son, works for CBIZ. Eric Rustand, Vice President of Business Development for CBIZ, is the lead consultant on the employee health benefits plans for Providence. For 2011, Eric Rustand received approximately $122,000 in commissions from CBIZ related to CBIZ’s business with Providence. The business relationship between Providence and CBIZ existed prior to Mr. Rustand becoming a member of the Board. The Board has deemed this relationship to be immaterial based on the dollar amounts involved in the transaction.

Providence entered into a letter agreement, dated November 19, 2012 (the “Rustand Letter Agreement”), with Mr. Rustand in connection with his appointment as interim Chief Executive Officer. Mr. Rustand has been appointed as interim Chief Executive Officer for a term which ceases on June 30, 2013, and thereafter Mr. Rustand will be an employee “at will.” Mr. Rustand will be entitled to a salary of $59,500 per month through June 30, 2013 in the event he is terminated without cause or he resigns with good reason prior to that time. Mr. Rustand will be eligible for a bonus of 50% of his annualized base compensation, pro-rated based on number of days of employment during 2013 upon achievement by Providence of budgeted 2013 EBITDA performance. Mr. Rustand will also be granted an option to purchase 22,500 shares of Providence Common Stock under and subject to The Providence Service Corporation 2006 Long-Term Incentive Plan, as amended (the “2006 Plan”). The exercise price will be equal to the fair market value of Providence Common Stock on the date of the grant and will vest at the end of Mr. Rustand’s current term as director in 2014. He will be subject to customary non-competition, non-disparagement and non-solicitation covenants for two years following cessation of employment for any reason.

The preceding description of the Rustand Letter Agreement is qualified in its entirety by reference to the text of the Rustand Letter Agreement, which is attached hereto as Exhibit 10.2 and is incorporated by reference herein.

(c)	Resignation of Chief Financial Officer

Michael N. Deitch, Chief Financial Officer of Providence, will retire as an employee of Providence effective December 31, 2012 to pursue other interests. As part of Mr. Deitch’s retirement, he has stepped down as Chief Financial Officer effective November 19, 2012.

In connection with Mr. Deitch’s retirement, Providence and Mr. Deitch have entered into an Memorandum of Agreement (the “Deitch Memorandum of Agreement”), dated November 19, 2012, which provides for Mr. Deitch’s resignation from employment with Providence effective December 31, 2012. Under the Deitch Memorandum of Agreement, Mr. Deitch’s cessation of employment with Providence and its subsidiaries will be treated as a “termination without Cause” for the purposes of Mr. Deitch’s Amended and Restated Employment Agreement with Providence, dated as of May 17, 2011. As such, Mr. Deitch will be entitled to a lump sum payment in the amount of 150% of his current base salary, subject to Mr. Deitch entering into a General Release in favor of Providence.

The preceding description of the Deitch Memorandum of Agreement is qualified in its entirety by reference to the text of the Deitch Memorandum of Agreement, which is attached hereto as Exhibit 10.3 and is incorporated by reference herein.

(d)	Appointment of Chief Financial Officer

The Board appointed Robert Wilson as Executive Vice President and Chief Financial Officer of Providence as of November 19, 2012. Mr. Wilson has been a Managing Director in the Health Care Advisory Services practice of Grant Thornton since March 2011. From November 2008 until November 2010, Mr Wilson was a Managing Director of Huron Consulting Group. He has almost 40 years of experience in the accounting, consulting and health care industries including over 25 years with Arthur Andersen as both an audit partner servicing public company clients as well as clients in the health care industry and as a consulting partner providing strategy and performance improvement solutions for health systems. From 2006-2008 he served as Chief Financial Officer for Billings Clinic, a community-owned health care company. Mr. Wilson served on the board of directors and as chair of the audit committee for Rural/Metro Corporation, a medical transportation company, from 2003 to 2011, and served on the board of directors and as chair of the audit and compliance committee of Providence Health & Services, a Washington based non-profit hospital system, from 2004 to 2008. Mr. Wilson received a bachelor degree in Business Administration from the University of Washington and an MBA from California State University, Los Angeles.

There are no family relationships between Mr. Wilson and any director or officer of Providence, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Providence entered into a letter agreement, dated November 19, 2012 (the “Wilson Letter Agreement”), with Mr. Wilson in connection with his appointment as Executive Vice President and Chief Financial Officer of Providence. Under the Wilson Letter Agreement, Mr. Wilson has been appointed Executive Vice President and Chief Financial Officer through December 31, 2014 and thereafter will become an “at will” employee. Mr. Wilson’s annual Base Compensation will be $400,000 (the “Wilson Base Compensation”) and he will be entitled to continue to receive the Wilson Base Compensation through December 31, 2014 if he is terminated without cause or he resigns with good reason prior to such time. Mr. Wilson will be eligible for a bonus of 50% of the Wilson Base Compensation upon achievement of 100% of budgeted EBITDA performance. Mr. Wilson will also be granted an option to purchase 60,000 shares of Providence Common Stock under and subject to the 2006 Plan. The exercise price will be equal to the fair market value of Providence Common Stock on the date of the grant. Half of Mr. Wilson’s options will vest on December 31, 2013 and the remaining half will vest on December 31, 2014 assuming continued employment with Providence at such times. If Mr. Wilson is terminated without cause or he resigns with good reason in connection with or following a change in control, Mr. Wilson will be entitled to (i) the greater of the Wilson Base Compensation through December 31, 2014 or 50% of the annualized amount of Wilson Base Compensation, and (ii) a pro-rata portion of his bonus, assuming Providence’s achievement of specified EBITDA milestones. He will be subject to customary non-competition, non-disparagement and non-solicitation covenants for two years following cessation of employment for any reason.

The preceding description of the Wilson Letter Agreement is qualified in its entirety by reference to the text of the Wilson Letter Agreement, which is attached hereto as Exhibit 10.4 and is incorporated by reference herein.

(e)	Changes to the Board

Christopher Shackelton, currently a director, has been appointed as Chairman of the Board effective November 19, 2012.

Item 7.01 Regulation FD Disclosure.

A copy of the press release announcing Messrs. McCusker’s and Deitch’s resignations and the appointments of Messrs. Rustand, Wilson and Shackelton as described in this filing is attached hereto as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 7.01 disclosure.

The information in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such Section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference to any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

This Current Report contains forward-looking statements about Providence. Except for historical information, the matters discussed in this Current Report are forward-looking statements subject to certain risks and uncertainties that could cause the actual results to differ materially, including but not limited to the following: the global credit crisis, capital market conditions, the implementation of the healthcare reform law, state budget changes and legislation and other risks detailed in Providence’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and Quarterly Report on Form 10-Q for each of the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012. Although Providence believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurances that its expectations will be attained. The forward-looking statements are made as of the date of this Current Report, and Providence undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Memorandum of Agreement, dated November 19, 2012, by and between The Providence Service Corporation and Fletcher J. McCusker

10.2	Letter Agreement, dated November 19, 2012, by and between The Providence Service Corporation and Warren S. Rustand

10.3	Memorandum of Agreement, dated November 19, 2012, by and between The Providence Service Corporation and Michael N. Deitch

10.4	Letter Agreement, dated November 19, 2012, by and between The Providence Service Corporation and Robert Wilson

99.1	Press release dated November 19, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION

Date: November 23, 2012	By:	/s/ Robert Wilson
	Name:	Robert Wilson
	Title:	Chief Financial Officer